EXHIBIT 10.04
FIRST AMENDMENT TO THE MATRIXX INITIATIVES, INC.
2001 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK PROGRAM AGREEMENTS
     This Amendment to the Restricted Stock Program Agreements (this “Amendment”), is entered into between Matrixx Initiatives, Inc., a Delaware corporation (the “Company”), and Edward Walsh (the “Director”), as of October 18, 2006 (the “Effective Date”).
RECITALS
     A. The Company entered into restricted stock program agreements with the Director on January 3, 2005 and January 3, 2006 (together, the “Restricted Stock Program Agreements”) pursuant to the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan, as amended (formerly known as the Gumtech International, Inc. 2001 Long-Term Incentive Plan) (the “Plan”).
     B. The Board of Directors has implemented a mandatory director retirement policy requiring directors to retire immediately prior to the Annual Meeting of Stockholders held in the year of the director’s 72nd birthday; the policy also requires that the Director, who was in excess of 72 years of age on May 18, 2005, retire immediately prior to the Annual Meeting of Stockholders to be held in 2007.
     C. The Compensation Committee of the Board of Directors, acting as the Plan Committee, believes that entering into this Amendment is appropriate given the mandatory director retirement policy.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions in this Agreement and for other good and valuable consideration, the Company and the Director agree as follows:
1. Amendment of Section 3(B). Section 3(B) of the Restricted Stock Program Agreements is hereby deleted and replaced in its entirety by the following:
                    B. Return of Common Stock.
     Except as set forth in this Agreement, the Director will transfer those shares of Common Stock for which the restrictions have not lapsed under Section 3.C. to the Company immediately and without any payment to the Director if the Director ceases to serve on the Board of Directors or any committee thereof for any reason other than death; Disability (as defined in the Plan); or mandatory retirement, as provided in the Company’s Corporate Governance Principles, as amended from time to time.
2. Amendment of Section 3(C). Section 3(C) of the Restricted Stock Program Agreements is hereby deleted and replaced in its entirety by the following:

                    C. Lapse of Restrictions.
     Subject to the other conditions in this Section 3, the restrictions on disposition of the shares of Common Stock issued hereunder will lapse upon the first of the following dates: (i) the third anniversary of the Date of Grant, (ii) the effective date of a Change of Control (as that term is defined in the form of Change of Control Agreement filed with the Securities Exchange Commission on March 13, 2006 as Exhibit 10.12 to the Company’s 2005 Form 10-K), and (iii) the date on which the Director ceases to serve on the Board of Directors or any committee thereof on account of his death; Disability (as that term is defined in the Plan); or mandatory retirement, as provided in the Company’s Corporate Governance Principles, as amended from time to time; provided, however, that the restrictions on the disposition of the shares of Common Stock issued hereunder will not lapse unless the Director is serving on the Board of Directors or any committee thereof as of the date the restrictions expire.
3. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns. The parties hereby consent to the personal jurisdiction of the courts located in the State of Arizona.
4. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall be deemed to be one and the same document.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MATRIXX INITIATIVES, INC.	DIRECTOR

Carl Johnson	Edward Walsh
Chief Executive Officer